EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Announces Completion of Previously Announced Rights Offering

NEW YORK, New York – April 22, 2016 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced the completion of its previously announced non-transferable rights offering (the “Rights Offering”). The subscription period expired at 5:00 p.m. ET on April 14, 2016.

The Company offered up to 11,818,181 shares of its common stock pursuant to the Rights Offering and received subscriptions and oversubscriptions from its existing stockholders for a total of approximately 11.6 million shares of its common stock, resulting in aggregate gross proceeds of approximately $63.9 million. Simultaneously with the closing of the Rights Offering, the Company received approximately $1.1 million of gross proceeds from the related backstop investment by Sun Cardinal, LLC and SCSF Cardinal, LLC ( the “Sun Investors”) and issued to the Sun Investors approximately 0.2 million shares of its common stock in connection therewith.

Brendan Hoffman, Chief Executive Officer, commented, "We are pleased to have completed the Rights Offering and want to thank our shareholders for their contribution to its success. With the completion of this offering, we have enhanced our liquidity, enabling us to continue our strategic growth investments and fund operations."

Following the completion of the Rights Offering and the related backstop investment, the Company had a total of approximately 48.9 million shares of its common stock outstanding.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's and men's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including approximately 2,500 distribution locations across 38 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company has 36 company-operated full-price retail stores, 14 company-operated outlet stores and its e-commerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); our ability to successfully complete the migration of our systems and processes from Kellwood Company; our ability to successfully transition our distribution system from Kellwood

Company to a third party logistics provider; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage current excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200

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